Exhibit 99.1

News Release

Press contact:	Investor Relations contact:
Nicole Alexander	Sidney E. Anderson
+1.316.676.3212	+1.316.676.8014
nicole_alexander@hawkerbeechcraft.com www.hawkerbeechcraft.com

Hawker Beechcraft Acquisition Company, LLC Provides Financial Update

WICHITA, Kan. (Dec. 14, 2009) – Hawker Beechcraft Acquisition Company, LLC (“HBAC”) announced that revenue for the fourth quarter of 2009 is expected to be approximately $1.1 billion, bringing estimated full year 2009 revenue to approximately $3.2 billion. Operating income for the fourth quarter of 2009 is expected to be between approximately zero to a loss of $15.0 million, with full year 2009 operating loss estimated to be between $725.0 and $740.0 million.

Adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA) for the full year 2009 is expected to be between $95.0 million and $110.0 million after adjusting for certain non-recurring items expected to have an approximate net $330.0 million negative effect on operating income. The primary non-recurring items include third quarter 2009 impairment and other charges of $613.0 million as well as restructuring charges and losses on derivative instruments expected to total $65.0 million, partially offset by gains of $352.1 million related to purchases of the Company’s debt securities earlier in the year. A reconciliation of Adjusted EBITDA to Operating Income is included in the Appendix.

The Company also announced that it has received cancellation notices from NetJets, Inc. for a significant number of aircraft previously contracted to be delivered over several years beginning in 2011. The impact of the cancellations will be to reduce the Company’s current backlog by approximately $2.6 billion. HBAC has previously disclosed that NetJets, while a considerable source of backlog, was not expected to provide the Company any substantial revenue during 2009 or 2010 and has historically not represented more than 10% of the Company’s annual revenue. The cancellations represent approximately 90% of the Company’s previously contracted backlog with NetJets.

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HBAC Q3 2008 Results – Page 2

After removing the cancelled NetJets orders from backlog and considering the anticipated sales and order activity for the fourth quarter, backlog is expected to be approximately $3.5 billion at December 31, 2009. The Company continues to expect depressed demand in the near term.

Hawker Beechcraft Corporation is a world-leading manufacturer of business, special-mission and trainer aircraft – designing, marketing and supporting aviation products and services for businesses, governments and individuals worldwide. The Company’s headquarters and major facilities are located in Wichita, Kan., with operations in Salina, Kan.; Little Rock, Ark.; Chester, England, U.K.; and Chihuahua, Mexico. The Company leads the industry with the largest number of factory-owned service centers and a global network of more than 100 factory-owned and authorized service centers. For more information, visit www.hawkerbeechcraft.com.

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This release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, including statements that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Forward-looking statements are based on management’s assumptions and assessments in light of past experience and trends, current conditions, expected future developments and other relevant factors. They are not guarantees of future performance, and actual results may differ significantly from those envisaged by our forward-looking statements. Among the factors that could cause actual results to differ materially from those described or implied in the forward-looking statements are general business and economic conditions, production delays resulting from lack of regulatory certifications and other factors, competition in our existing and future markets, lack of market acceptance of our products and services, the substantial leverage and debt service resulting from our indebtedness, loss or retirement of key executives and other risks disclosed in our filings with the Securities and Exchange Commission.

Hawker Beechcraft Acquisition Company, LLC

Adjusted Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)

Forecasted Twelve Months Ending December 31, 2009

(In Millions)

	Low		High
Operating Income (Loss)	(740.0)	to	(725.0)
Gain on Purchase of Debt Securities in First & Second Quarter	352.1		352.1
Depreciation & Amortization	153.0		153.0

EBITDA	(234.9)		(219.9)

Adjustments to EBITDA:
Gain on Purchase of Debt Securities in First & Second Quarter	(352.1)		(352.1)
Non-cash impairment charges recorded in Third Quarter	613.0		613.0
Restructuring charges	35.0		35.0
Losses on Foreign Currency Instruments	30.0		30.0
Pension Curtailment, Non-Cash Stock Compensation & Other	4.0		4.0

Adjusted EBITDA	95.0	to	110.0

Adjusted EBITDA is a non-GAAP financial measure that is useful in evaluating the ability of issuers of “high-yield” securities to meet their debt service obligations. It is not intended as a substitute for an evaluation of our results as reported under GAAP and is presented for informational purposes only.